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                         INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statements
No. 2-61247, No. 2-59224, No. 2-98688, No. 2-83138, No. 2-98687 and No. 33-21836
of Pacific Scientific Company on Form S-8 of our report dated February 3, 1995, incorporated by reference in this Annual Report on Form 10-K of Pacific Scientific Company for the year ended December 30, 1994.





DELOITTE & TOUCHE LLP
Costa Mesa, California
March 17, 1995